UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 21, 2014

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2014 Short-Term Incentive Plan

At its regularly scheduled meeting that was held on January 21, 2014, the Management Development and Compensation Committee (the “Committee”) of Cash America International, Inc. (the “Company”) approved the terms and conditions of the short term incentive compensation plan for executive officers of the Company for 2014 (the “2014 STI Plan”), which is a cash-based incentive plan that will be administered by the Committee under the Company’s Annual Short-Term Incentive Plan. The 2014 STI Plan consists of two components that are used to determine whether payments will be made under the plan (each an “STI Component”) that are based on (i) 2014 earnings before taxes, adjusted for certain items, of the Company on a consolidated basis (the “EBT Component”) and (ii) 2014 earnings before interest, taxes, depreciation and amortization, adjusted for certain items, of the E-Commerce Division of the Company (the “E-Commerce Division Component”). The following table shows the target 2014 STI award as a percentage of base salary and the portion of that potential award that is tied to an STI Component for each executive officer:

Name	Target Award as a Percentage of Base Salary	Portion of 2014 Target Award tied to EBT Component	Portion of 2014 Target Award tied to E-Commerce Division Component
Daniel R. Feehan, President and Chief Executive Officer	100%	100%	—
Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	70%	100%	—
David A. Fisher Chief Executive Officer – E-Commerce Division	75%	—	100%
J. Curtis Linscott, Executive Vice President, General Counsel & Secretary	70%	100%	—

Under the terms of the 2014 STI Plan, potential STI awards will begin to accrue under each STI Component based on a formula set forth in the plan once the Company exceeds a certain earnings threshold established for that STI Component. If the Company achieves a certain earnings target for the applicable STI Component, then the executive officer is eligible to receive a cash payment equal to the target STI award. If the Company exceeds the applicable earnings target, the executive officer is eligible to receive a cash payment in excess of the target STI award up to a maximum amount that is two times the target STI award. No executive officer is guaranteed a payment under the 2014 STI Plan, and the Committee has discretion with respect to the payment of awards at the end of the year. The 2014 STI Plan also contains a “clawback” provision that allows the Company to recoup all or some of the amount paid to an executive officer under certain circumstances when there is a material restatement of the Company’s financial results.

2013 Short-Term Incentive Plan and Bonus

On January 21, 2014, the Committee approved cash payments to each of the Company’s executive officers named in its 2013 Proxy Statement who were employed by the Company as of December 31, 2013 (the “Named Executive Officers”) and to David Fisher, the Chief Executive Officer—E-Commerce Division, under its 2013 STI plan. All payments were determined in accordance with the Company’s 2013 STI plan as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2013. In addition to the 2013 STI plan payments, the Committee also approved a cash bonus payment to the Named Executive Officers. The 2013 STI payments and bonus payments that were approved are as follows:

Name	Payment Under the 2013 STI Plan		Bonus	Total
Daniel R. Feehan, President and Chief Executive Officer	$145,350	(1)	$155,550	$300,900
David A. Fisher Chief Executive Officer – E-Commerce Division	$523,141	(2)	—	$523,141
Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	$53,865	(1)	$57,645	$111,510
J. Curtis Linscott, Executive Vice President, General Counsel & Secretary	$42,134	(1)	$45,092	$87,226
Dennis J. Weese Former President – Retail Services Division (3)	$29,946	(4)	$14,973	$44,919

(1)	Represents a payment that was 17.1% of the target 2013 STI award for this executive officer and was based 100% on the 2013 earnings before taxes of the Company on a consolidated basis, which was subject to certain adjustments (the “2013 Adjusted EBT”).
(2)	Represents a payment that was 143.9% of the target 2013 STI award for Mr. Fisher and was based solely on the performance of the E-Commerce Division, as Mr. Fisher’s 2013 STI payment was based 100% on the 2013 earnings before interest, taxes, depreciation and amortization of the E-Commerce Division of the Company, which was subject to certain adjustments.
(3)	Mr. Weese served as the President – Retail Services Division during 2013. Mr. Weese left the Company on January 3, 2014 when his position was eliminated, but he remained eligible to receive payment under the 2013 STI plan because he remained employed by the Company through the end of 2013.
(4)	Represents a payment that was 9.2% of the target 2013 STI award and was based 25% on the 2013 Adjusted EBT and 75% on the 2013 earnings before taxes of the Retail Services Division of the Company, which was subject to certain adjustments (collectively, the “Retail Services Adjusted EBT Component”).

The Named Executive Officers and Mr. Fisher had different terms and conditions under the 2013 STI plan than other eligible employees of the Company. Because other employees (who were not executive officers) of the Company whose 2013 STI payments were based on the 2013 Adjusted EBT, which was eligible for further adjustments under their plan, received a payment that was 35.4% of their target 2013 STI award under the terms and conditions of their 2013 STI plan, the Committee decided to approve a cash bonus for the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President, General Counsel and Secretary that would result in an aggregate payment that was the same percentage as those coworkers of the Company (which is the total payment shown above). In addition, the Committee also determined that because other employees (who were not executive officers) of the Company whose 2013 STI payments were based on the Retail Services Adjusted EBT Component, which was eligible for further adjustments under their plan, received a payment that was 13.8% of their target 2013 STI award under the terms and conditions of their 2013 STI plan, the Committee decided to approve a cash bonus for the President—Retail Services Division that would result in an aggregate payment that was the same percentage as those coworkers of the Company (which is the total payment shown above).

Long Term Incentive Plan Restricted Stock Unit Awards

On January 21, 2014, the Committee also approved awards of restricted stock units (“RSU”) under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”). The following table shows the shares issuable upon the vesting of each RSU award, including the percentage of the aggregate award represented by time-based RSUs and performance-based RSUs:

	Share Amounts Awarded		Percentage of Total Award (1)
Name	Time- Based RSUs (2)	Target Performance- Based RSUs (3)(4)	Time- Based RSUs	Target Performance- Based RSUs
Daniel R. Feehan, President and Chief Executive Officer	17,512	35,000	33.3%	66.7%
Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	10,664	7,500	58.7%	41.3%
J. Curtis Linscott, Executive Vice President, General Counsel & Secretary	8,340	5,500	60.3%	39.7%

(1)	Based on the target performance-based RSU shares shown in the table.
(2)	A portion of the RSUs will vest in four equal installments on February 17, 2015 and on each January 31, 2016, 2017 and 2018.
(3)	A portion of the RSUs will vest subject to the Company’s achievement of an improved earnings per share over the three-year period ending December 31, 2016 as set forth in the RSU agreement. Based on the Company’s performance during that period, 0% to 200% of the target performance-based RSUs will be eligible to vest on January 1, 2017, subject to the Committee certifying the applicable performance results.
(4)	Reflects the target number of shares issuable upon vesting for the performance-based RSUs if the Company achieves its target performance objectives. The number of performance-based RSUs that each of the executive officers listed above could receive pursuant to these RSU awards if the Company exceeds its target performance objectives increases ratably up to the maximum number of performance-based RSUs established for each executive officer shown in the table, as follows: Mr. Feehan – 70,000; Mr. Bessant – 15,000; and Mr. Linscott – 11,000.

In connection with the 2014 RSU award, the Committee approved form award agreements that set forth the terms and conditions of the RSU awards and are generally consistent with previously disclosed terms of the 2004 LTIP and previous RSU award agreements.

Performance Unit Grant to Chief Executive Officer—E-Commerce Division

On January 21, 2014, the Committee approved a grant of 12,225 performance units under the 2004 LTIP that may be paid solely in cash (“Performance Units”) to David A. Fisher, the Chief Executive Officer—E-Commerce Division. The total target amount that may be payable under the award based on a targeted level of three-year performance of the E-Commerce Division is $811,200, and the maximum amount that may be payable under the award is capped at 300% of this amount. The total target amount and the maximum amount that may be paid under the award are not intended to reflect future earnings projections for the E-Commerce Division.

Subject to the satisfaction of certain conditions related to an increase in earnings before interest, taxes, depreciation and amortization (the “EBITDA”) of the E-Commerce Division each year over a three-year period ending December 31, 2016 (the “EBITDA Requirement”), the Performance Units will vest as follows: 12.5% of the award on January 1, 2015; 37.5% of the award on January 1, 2016; and 50% of the award on January 1, 2017. Vesting of the Performance Units on January 1, 2015 is subject to Mr. Fisher’s continued employment with the Company through such vesting date. If Mr. Fisher decides to voluntarily terminate his employment with the Company at any time between February 1, 2015 and December 31, 2015, he will become 100% vested in the Performance Units that are scheduled to vest on January 1, 2016 and January 1, 2017, subject to the satisfaction of the EBITDA Requirement on such vesting dates, and he will be eligible to receive payment for such units following certification by the Committee that the vesting requirements (including the EBITDA Requirement) have been met. The Performance Units that vest on each vesting date will be valued based on the incremental growth in EBITDA of the E-Commerce Division for each of 2014, 2015 and 2016 when compared to 2013. Payment for the Performance Units that vest will be made within a reasonable time each year following certification by the Management Development and Compensation Committee that the vesting requirements have been met. Other terms of this award are consistent with previously disclosed terms of the 2004 LTIP and Mr. Fisher’s previous award agreement in connection with his 2013 grant of cash-based performance units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: January 27, 2014	By:	/s/ J. Curtis Linscott

J. Curtis Linscott
Executive Vice President, General Counsel & Secretary